Exhibit 99.2

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF INCOME - GAAP

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 1a

	2021	2020					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
Sales	$12,080	$12,057	$10,872	$12,551	$12,514	$47,994	0%

Costs, Expenses and Other
Cost of sales	3,670	3,312	3,159	3,481	5,532	15,485	11%
Selling, general and administrative	2,633	2,555	2,378	2,450	3,086	10,468	3%
Research and development	2,465	2,209	2,123	3,390	5,838	13,558	12%
Restructuring costs	298	72	83	114	309	578	*
Other (income) expense, net	(448)	71	(390)	(312)	(258)	(886)	*
Income (Loss) Before Taxes	3,462	3,838	3,519	3,428	(1,993)	8,791	-10%
Taxes on Income	276	619	509	483	99	1,709
Net Income (Loss)	3,186	3,219	3,010	2,945	(2,092)	7,082	-1%
Less: Net Income Attributable to Noncontrolling Interests	7	-	8	4	2	15
Net Income (Loss) Attributable to Merck & Co., Inc.	$3,179	$3,219	$3,002	$2,941	$(2,094)	$7,067	-1%
Earnings (Loss) per Common Share Assuming Dilution (1)	$1.25	$1.26	$1.18	$1.16	$(0.83)	$2.78	-1%

Average Shares Outstanding Assuming Dilution (1)	2,541	2,547	2,536	2,538	2,530	2,541
Tax Rate	8.0%	16.1%	14.5%	14.1%	-5.0%	19.4%

* 100% or greater

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Because the company recorded a net loss in the fourth quarter of 2020, no potential dilutive common shares were used in the computation of loss per common share assuming dilution as the effect would have been anti-dilutive.

MERCK & CO., INC.

GAAP TO NON-GAAP RECONCILIATION*

FIRST QUARTER 2020

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 2b

	GAAP	Acquisition and Divestiture-Related Costs (1)		Restructuring Costs (2)		(Income) Loss from Investments in Equity Securities		Adjustment Subtotal	Non-GAAP
Cost of sales	$3,312	407		68				475	$2,837
Selling, general and administrative	2,555	278		11				289	2,266
Research and development	2,209	40		17				57	2,152
Restructuring costs	72			72				72	-
Other (income) expense, net	71	(11)				(87)		(98)	169
Income Before Taxes	3,838	(714)		(168)		87		(795)	4,633
Income Tax Provision (Benefit)	619	(175	)(3)	(7	)(3)	19	(3)	(163)	782
Net Income	3,219	(539)		(161)		68		(632)	3,851
Net Income Attributable to Merck & Co., Inc.	3,219	(539)		(161)		68		(632)	3,851
Earnings per Common Share Assuming Dilution	$1.26	(0.21)		(0.06)		0.02		(0.25)	$1.51

Tax Rate	16.1%								17.0%

Only the line items that are affected by non-GAAP adjustments are shown.

Merck is providing certain non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the company’s results as it permits investors to understand how management assesses performance. Management uses these measures internally for planning and forecasting purposes and to measure the performance of the company along with other metrics. In addition, senior management’s annual compensation is derived in part using non-GAAP pretax income. This information should be considered in addition to, but not as a substitute for or superior to, information prepared in accordance with GAAP.

*As previously disclosed, beginning in 2021, the Company has changed the treatment of certain items for purposes of its non-GAAP reporting. Historically, Merck’s non-GAAP results excluded the amortization of intangible assets recognized in connection with business acquisitions, but did not exclude the amortization of intangibles originating from collaborations, asset acquisitions or licensing arrangements. In 2021, Merck’s non-GAAP results no longer differentiate between the nature of intangibles amortization and exclude all amortization of intangible assets. Also, beginning in 2021, Merck’s non-GAAP results exclude realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds. These amounts are difficult to predict and can fluctuate significantly period to period affecting comparability of results. Non-GAAP results for the comparable periods of 2020 have been recast to conform to the new presentation.

(1) Amount included in cost of sales primarily reflects expenses for the amortization of intangible assets. Amount included in selling, general and administrative expenses reflects approximately $165 million of expenses related to the company's planned spin-off of Organon & Co., approximately $95 million of costs related to the acquisition of ArQule, Inc., and other acquisition and divestiture-related costs. Amount included in research and development expenses primarily reflects expenses related to a net increase in the estimated fair value measurement of liabilities for contingent consideration. Amount included in other (income) expense, net, primarily reflects royalty income, partially offset by an increase in the estimated fair value measurement of liabilities for contingent consideration related to the termination of the Sanofi-Pasteur MSD joint venture.

(2) Amounts primarily include employee separation costs and accelerated depreciation associated with facilities to be closed or divested related to activities under the company's formal restructuring programs.

(3) Represents the estimated tax impact on the reconciling items based on applying the statutory rate of the originating territory of the non-GAAP adjustments.

MERCK & CO., INC.

FRANCHISE / KEY PRODUCT SALES

FIRST QUARTER 2021

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3a

	Global			U.S.			International
	1Q 2021	1Q 2020	% Change	1Q 2021	1Q 2020	% Change	1Q 2021	1Q 2020	% Change
TOTAL SALES (1)	$12,080	$12,057	-	$5,136	$5,137	-	$6,943	$6,920	-
PHARMACEUTICAL	10,675	10,655	-	4,641	4,714	-2	6,034	5,941	2
Oncology
Keytruda	3,899	3,284	19	2,181	1,906	14	1,718	1,378	25
Alliance Revenue - Lynparza (2)	228	145	57	118	85	39	110	60	81
Alliance Revenue - Lenvima (2)	130	128	1	85	90	-5	44	38	17
Vaccines (3)
Gardasil / Gardasil 9	917	1,097	-16	313	461	-32	604	636	-5
ProQuad / M-M-R II / Varivax	449	435	3	333	333	-	117	102	14
Pneumovax 23	171	256	-33	73	182	-60	99	75	32
RotaTeq	158	222	-29	118	140	-16	41	82	-50
Vaqta	34	60	-43	25	30	-17	9	30	-70
Hospital Acute Care
Bridion	340	299	14	167	143	17	173	157	10
Prevymis	82	60	37	35	26	33	47	33	41
Noxafil	67	94	-29	15	8	96	52	87	-40
Primaxin	65	51	26			-97	65	51	27
Cancidas	57	55	4	3	3	-4	55	52	5
Invanz	57	64	-12	4	6	-26	52	59	-11
Zerbaxa	(8)	37	-121	(2)	20	-110	(6)	16	-135
Immunology
Simponi	214	215	-				214	215	-
Remicade	85	88	-3				85	88	-3
Neuroscience
Belsomra	79	79	-	18	27	-33	61	53	17
Virology
Isentress / Isentress HD	209	245	-15	71	75	-6	138	170	-19
Cardiovascular
Zetia	92	145	-37	2	(2)	-199	90	147	-39
Vytorin	41	53	-23	2	3	-29	38	50	-23
Atozet	112	122	-9				112	122	-9
Alliance Revenue - Adempas (4)	74	53	38	68	49	40	6	5	22
Adempas (5)	55	56	-2				55	56	-2
Diabetes (6)
Januvia	809	774	5	348	355	-2	461	419	10
Janumet	486	503	-3	84	113	-26	401	390	3
Women's Health
Implanon / Nexplanon	183	195	-6	141	149	-6	42	45	-6
NuvaRing	45	63	-28	21	26	-20	24	37	-34
Diversified Brands
Singulair	107	155	-31	4	5	-8	102	151	-32
Cozaar / Hyzaar	90	102	-12	3	7	-56	87	95	-8
Arcoxia	56	70	-20				56	70	-20
Follistim AQ	52	41	25	25	21	23	27	21	28
Nasonex	43	71	-39	2	6	-65	41	65	-37
Other Pharmaceutical (7)	1,197	1,338	-11	384	447	-14	814	886	-8

ANIMAL HEALTH	1,418	1,214	17	437	384	14	981	830	18
Livestock	819	739	11	157	162	-3	662	577	15
Companion Animals	599	475	26	280	222	26	319	253	26

Other Revenues (8)	(13)	188	-107	58	39	51	(72)	149	-149

Sum of U.S. plus international may not equal global due to rounding.

(1) Only select products are shown.
(2) Alliance Revenue represents Merck’s share of profits, which are product sales net of cost of sales and commercialization costs.
(3) Total Vaccines sales were $1,809 million and $2,155 million on a global basis in the first quarter of 2021 and 2020, respectively.
(4) Alliance Revenue represents Merck's share of profits from sales in Bayer's marketing territories, which are product sales net of cost of sales and commercialization costs.
(5) Net product sales in Merck's marketing territories.
(6) Total Diabetes sales were $1,363 million and $1,353 million on a global basis in the first quarter of 2021 and 2020, respectively.
(7) Includes Pharmaceutical products not individually shown above.
(8) Other Revenues are comprised primarily of third-party manufacturing sales and miscellaneous corporate revenues, including revenue hedging activities.

MERCK & CO., INC.

PHARMACEUTICAL GEOGRAPHIC SALES

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3b

	2021	2020					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
TOTAL PHARMACEUTICAL	$10,675	$10,655	$9,679	$11,320	$11,367	$43,021	-

United States	4,641	4,714	4,270	5,218	5,247	19,449	-2
% Pharmaceutical Sales	43.5%	44.2%	44.1%	46.1%	46.2%	45.2%
Europe (1)	2,663	2,543	2,196	2,549	2,709	9,997	5
% Pharmaceutical Sales	24.9%	23.9%	22.7%	22.5%	23.8%	23.2%
China	894	846	811	990	888	3,534	6
% Pharmaceutical Sales	8.4%	7.9%	8.4%	8.7%	7.8%	8.2%
Japan	708	789	847	805	847	3,288	-10
% Pharmaceutical Sales	6.6%	7.4%	8.8%	7.1%	7.5%	7.6%
Asia Pacific (other than China and Japan)	614	613	555	601	603	2,372	-
% Pharmaceutical Sales	5.8%	5.8%	5.7%	5.3%	5.3%	5.5%
Eastern Europe/Middle East/Africa	463	490	416	419	365	1,689	-5
% Pharmaceutical Sales	4.3%	4.6%	4.3%	3.7%	3.2%	3.9%
Latin America	422	419	399	477	474	1,768	1
% Pharmaceutical Sales	4.0%	3.9%	4.1%	4.2%	4.2%	4.1%
Canada	203	212	160	216	194	782	-4
% Pharmaceutical Sales	1.9%	2.0%	1.7%	1.9%	1.7%	1.8%
Other	67	29	25	45	40	142	131
% Pharmaceutical Sales	0.6%	0.3%	0.3%	0.4%	0.4%	0.3%

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Europe primarily represents all European Union countries, the European Union accession markets and the United Kingdom.

MERCK & CO., INC.

OTHER (INCOME) EXPENSE, NET - GAAP

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 4

OTHER (INCOME) EXPENSE, NET

	1Q21	1Q20
Interest income	$(11)	$(25)
Interest expense	200	212
Exchange losses	47	54
Income from investments in equity securities, net (1)	(574)	(52)
Net periodic defined benefit plan (credit) cost other than service cost	(89)	(90)
Other, net	(21)	(28)
Total	$(448)	$71

(1) Includes realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds. Unrealized gains and losses from investments that are directly owned are determined at the end of the reporting period, while ownership interests in investment funds are accounted for on a one quarter lag.